AMENDMENT NO. 1
                        TO INVESTMENT ADVISORY AGREEMENT

     This Amendment No. 1 to the Investment Advisory Agreement (the "Agreement") dated December 8, 2000, by and between Met Investors Advisory Corp. (the "Manager") and Lord, Abbett & Co. (the "Adviser") with respect to the Lord Abbett Mid-Cap Value Portfolio, is entered into effective the _____ day of February, 2001.

         WHEREAS the Agreement provides for the Adviser to provide certain investment advisory services to the Manager, for which the Adviser is to receive agreed upon fees; and

     WHEREAS the Manager and the Adviser desire to make certain changes to the Agreement;

         NOW, THEREFORE, the Manager and the Adviser hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement hereby is amended to change the Adviser's fee to the following:

                                         Percentage of average daily net assets
                                         --------------------------------------
--------------------------------------- ---------------------------------------
Lord Abbett Mid-Cap Value Portfolio     0.45% of first $200
                                        million   of   such
                                        assets,  plus 0.40%
                                        of such assets over
                                        $200  million up to
                                        $500 million,  plus
                                        0.375%    of   such
                                        assets   over  $500
                                        million

--------------------------------------- ---------------------------------------

     2. All other terms and conditions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the ___ day of February, 2001.

                                   MET INVESTORS ADVISORY CORP.

                                   By:______________________________
                                         Authorized Officer


                                   LORD, ABBETT & CO.

                                   By:______________________________
                                         Authorized Officer